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                                                                    Exhibit 10.7

                      EMPLOYMENT AND SEVERANCE AGREEMENT


     THIS EMPLOYMENT AND SEVERANCE AGREEMENT is made and entered this 22nd day of May, 2001 by and among JAMES R. LAUFFER, an individual and resident of Pennsylvania ("Lauffer"), PROMISTAR FINANCIAL CORPORATION, a Pennsylvania corporation ("Promistar"), PROMISTAR BANK, a national banking association ("Promistar Bank"), FNH CORPORATION, a Pennsylvania corporation ("FNH") and FIRST NATIONAL BANK OF HERMINIE, a national banking association (the "Bank");


     WHEREAS, Promistar and FNH are parties to an Agreement and Plan of Reorganization dated as of February 24, 2001 (the "Merger Agreement"), which contemplates that FNH would merge with and into Promistar and that the Bank would merge with and into Promistar Bank (the FNH into Promistar and Bank into Promistar Bank mergers are hereinafter referred to collectively as the "Mergers");

     WHEREAS, Lauffer is a director and executive officer of FNH and of the Bank and, after the Mergers will be a director of Promistar and an employee of Promistar Bank for an indefinite period;

     WHEREAS, Lauffer and the Bank are parties to (i) a Second Amended and Restated Employment Contract dated as of August 9, 1999 (the "Employment Contract"); (ii) an Executive Supplemental Income Agreement dated as of March 25, 1987 (the "Supplemental Agreement"); (iii) an Executive Salary Continuation Agreement dated as of July 15, 1999 (the "Continuation Agreement"); and (iv) an Endorsement Method Split Dollar Plan Agreement (the "Split Dollar Agreement" and collectively the "Lauffer Employment Contracts");

     WHEREAS, the parties have agreed that, as of the Effective Time (as such term is defined in the Merger Agreement), Promistar and Promistar Bank will expressly assume each and all of the obligations of the Bank under the Lauffer Employment Contracts as such documents are in effect as of the date hereof and giving effect to the amendments contemplated by this Employment and Severance Agreement;

     WHEREAS, the parties have agreed that the Employment Contract will be amended as of the Effective Time to provide, generally, that (i) Promistar and Promistar Bank shall pay the severance amount due thereunder in a lump-sum and
(ii) such severance amount will be increased if Shareholder Approval (as defined below) of the amendment to the Continuation Agreement is not received;

     WHEREAS, the parties have agreed that the Continuation Agreement will be amended as of the Effective Time to provide, generally, that (i) Promistar and Promistar Bank shall pay the Retirement and Post-Retirement Death Benefit under
Section IV of the Continuation Agreement and (ii) the offsets described in the second sentence of Section IV shall no longer apply (that is, the benefit will be increased) if Shareholder Approval of that amendment is received;
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     WHEREAS, the parties have agreed that Lauffer will accept employment with
Promistar Bank and, upon cessation of such employment, he will serve as a director of Promistar;

     WHEREAS, Sections 5.01(o) and 5.02(l) of the Merger Agreement contemplate, and make a condition precedent to the Mergers, an agreement among Lauffer, FNH and Promistar amending the Employment Contract and the Continuation Agreement and providing for the compensation to be paid to Lauffer following the Mergers;

     WHEREAS, this Employment and Severance Agreement, together with the Exhibits hereto, is intended to be the agreement contemplated by Sections 5.01(o) and 5.02(l) of the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter made and intending to be legally bound, the parties hereto agree as follow:

1.   Termination of this Employment and Severance Agreement.
     ------------------------------------------------------

     If the Effective Time (as defined in the Merger Agreement) does not occur, this Employment and Severance Agreement shall be without force and effect and shall be terminated in its entirety without action by any party upon termination of the Merger Agreement. Without limiting the generality of the foregoing, if the Effective Time does not occur, the Mergers will not occur, Lauffer will retain all rights he has or may have with respect to the Bank and/or FNH under the Lauffer Employment Contracts and neither Promistar nor Promistar Bank will have any obligations to Lauffer under this Agreement.

2.   Amendment of Continuation Agreement and Employment Contract.
     -----------------------------------------------------------

     Effective as of the Effective Time, the Continuation Agreement and the Employment Contract shall be amended in the respective forms attached hereto as Exhibits 1 and 2 to provide generally as follows:

     a.   Continuation Agreement.  If the Mergers occur and the shareholders of
          ----------------------
FNH approve, at or before the Effective Time and in accordance with Section 280G(b)(5)(B) of the Code and Section 6 of this Agreement ("Shareholder Approval") the elimination of the offsets otherwise required under the second sentence of Section IV of the Continuation Agreement (the "Offsets"), the Offsets shall be eliminated under the Continuation Agreement and the amounts payable to Lauffer will be increased accordingly;

     b.   Employment Contract.  If the Mergers occur and the Shareholder
          --------------------
Approval of the amendment to the Continuation Agreement is received, the termination benefit payable to Lauffer pursuant to Section 12 of the Employment shall be converted from salary continuation to a lump-sum payment. If the Mergers occur and Shareholder Approval of the amendment to the Continuation Agreement is not received, the lump-sum amount payable under Section 12 of the Employment Contract, as amended, shall be increased to $821,000 if the automobile otherwise described in Section 4(c) below is transferred by the Bank prior to the Effective Time in a transfer not part of a parachute payment as defined in Section 280G(b)(2) of the Code or $778,000 if the transfer of such automobile is at the Effective Time or otherwise as part of a parachute payment. Furthermore, the Employment Contract shall be amended to the extent

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necessary to ensure that there is no duplication between the provisions of the
Employment Contract and this Employment and Severance Agreement.

     c.   Assumption of Continuation Agreement and Employment Contract, as
          ----------------------------------------------------------------
amended, by Promistar and Promistar Bank.  As amended, as of the Effective Time,
----------------------------------------
the Continuation Agreement and the Employment Contract shall be assumed by Promistar and Promistar Bank.

3.   Assumption of Split Dollar Agreement and Supplemental Agreement by
     ------------------------------------------------------------------
Promistar and Promistar Bank.
----------------------------

     As of the Effective Time, Promistar and Promistar Bank shall assume all obligations to Lauffer under the Split Dollar Agreement and the Supplemental Agreement.

4.   Employment of Lauffer by Promistar Bank.
     ---------------------------------------

     At the Effective Time, Lauffer shall become an employee of Promistar Bank and shall have a title, duties and office commensurate with his experience and abilities, which position shall be no less senior than the level required to cause Lauffer to be eligible to retain his office in Independent Commercial Bankers Association ("ICBA"). Promistar Bank agrees to employ Lauffer and Lauffer agrees to accept such employment. Subject to the Section 5 of this Agreement, the employment will be employment at will and either party may terminate the employment arrangement upon thirty (30) days written notice to the other. During the period of employment, Promistar Bank shall pay and provide to
Lauffer:

     (a)  a monthly salary of no less than $19,662;

     (b) eligibility to earn annual bonuses on terms no less favorable to Lauffer than the bonus arrangements provided by the Bank prior to the Mergers and, if Lauffer's service is less than 12 months in any period taken into account for an annual bonus, the bonus shall be pro rated for the period of time actually served by Lauffer during that period;

     (c) if not transferred prior to the Effective Time, a transfer of title, free and clear of all encumbrances, of the automobile provided for Lauffer's use by the Bank prior to the Mergers;

     (d) participation in such employee benefit and fringe benefit plans as are provided to senior executives of Promistar Bank on the same terms and conditions as the such other senior executives of Promistar Bank may participate, provided, however, Lauffer will decline participation in the Promistar Bank health plan in favor of receipt of reimbursement of premiums paid under health plan coverage in effect prior to his employment, as such reimbursement is described in Section 4(f)(2) below;

     (e) vacations taken at Lauffer's discretion of not less in the aggregate than four (4) nor more than 6 weeks per calendar year;

     (f)  Lauffer shall be entitled to the following additional fringe benefits:

          (i) a payment of up to $2,500 per year in each of calendar years 2001, 2002 and 2003 for financial planning and tax services provided to Lauffer and/or his spouse;

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

          (ii) reimbursement, in an amount not to exceed $8,500 per year, for the payment of premiums for health insurance coverage as provided under arrangements secured by or with respect to Lauffer prior to the Effective Time in which Lauffer intends to continue his coverage;

          (iii) reimbursement of up to $1,500 per year in country club dues each year for calendar years 2001, 2002 and 2003;

          (iv) reimbursement of up to $10,000 each year for calendar years 2001, 2002 and 2003 for the expenses of attendance by Lauffer and Lauffer's spouse of ICBA meetings or other banking industry conventions and/or conferences;

          (v) until the death of Lauffer, payment of premiums on term life insurance policies with a death benefit of not less than $250,000 (which may be provided by continuing the policy purchased by the Bank and in effect on Lauffer's life prior to the Merger;

          (vi) payment of premiums in accordance with the terms of the Lincoln Benefit Life Insurance Endorsement Method Split Dollar Policy;

          (vii) payment at his age 65 of the balance accrued for Lauffer under the FNH Director's Deferred Compensation Plan prior to the Mergers in accordance with its terms and, at the Effective Time, Promistar shall place an amount of cash with a value equal to such accrued balance in an irrevocable grantor trust with an institution with trust powers as trustee and trust provisions requiring payment to Lauffer or his beneficiary at Lauffer's age 65.

          (viii) At the Effective Time, Promistar shall place an amount of cash with a present value equal to the aggregate of its payment obligations to Lauffer under the Supplemental Agreement and its estimated payment obligations to Lauffer under the Continuation Agreement in an irrevocable grantor trust with an institution with trust powers as trustee and trust provisions requiring payment to Lauffer or his beneficiary in accordance with the terms of such agreements.

5.   Compensation to Lauffer for Services as Director of Promistar.
     -------------------------------------------------------------

     During the period Lauffer is employed by Promistar Bank as an active employee under Section 4 above, he shall receive no compensation from Promistar for his services as a director of Promistar and, instead, he shall serve as an employee-director of Promistar. Upon his termination of employment with Promistar Bank for any reason, Promistar shall compensate Lauffer for his services as a director in accordance with Promistar's compensation program for outside (non-employee) directors then in effect. In addition, since it is contemplated that Lauffer will represent Promistar at ICBA, community and industry functions, if Lauffer terminates employment with Promistar Bank prior to the expiration of any times or dates set forth in Section 4(f) above, Promistar shall pay or provide to Lauffer the fringe benefits set forth in
Section 4(f) for the times remaining in the respective subsections of Section 4(f) to the extent not then paid or provided by Promistar Bank.

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6.   Shareholder Approval.
     --------------------

     Shareholder Approval shall be deemed received if, at or before the Effective Time:

     (a) the payments contemplated by the Change in Control Agreements (before giving effect to the Non-duplication Amendments) are approved by a vote of persons who owned, immediately before the Merger, more than 75% of the voting power of all outstanding stock of FNH within the meaning of Prop. Treas. Reg. 1.280G-1, Q&A 7(c); and

     (b) Promistar receives an opinion of counsel acceptable to Promistar (which may be counsel to the Bank) that the requirements for the exemption set forth at Section 280G(b)(5) of the Code and Prop. Treas. Reg. 1.280G-1, Q&A 7 5, 6 and 7 have been satisfied.

7.   Non Competition.
     ---------------

     During the period of employment under Section 4 of this Agreement and for one year thereafter, Lauffer shall refrain from competing with Promistar and Promistar Bank except with the prior written consent of Promistar and Promistar Bank. The phrase "refrain from competing with Promistar and Promistar Bank" shall mean that Lauffer will not engage, directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent) nor have any direct or indirect interest in any enterprise (a "Competing Enterprise") which competes or holds an interest of more than five percent (5%) of an entity which competes with Promistar and Promistar Bank, or with any subsidiary of Promistar and Promistar Bank, by engaging in providing banking services to individuals or corporations engaging in any activity in any geographic area which the business plan of Promistar and/or Promistar Bank as in effect at the Effective Time, contemplates Promistar and Promistar Bank to be engaged within two (2) years following the Effective Time. It is agreed that the foregoing provisions shall not restrict Lauffer from either (i) being a director of or having any investments or other interests in an enterprise which is not a Competing Enterprise or (ii) having any investments in any Competing Enterprise the stock of which is listed on a national securities exchange or traded publicly over-the-counter so long as such investment does not give Lauffer more than three percent (3%) of the voting stock of such company.

8.   Confidentiality.
     ---------------

     Lauffer agrees:

     (a) To keep secret all business plans and mailing lists of the Promistar or Promistar Bank and all matters of Promistar or Promistar Bank specifically indicated to be confidential by the Promistar or Promistar Bank or established as confidential by written Promistar or Promistar Bank policy, and not to disclose them to any one outside Promistar or Promistar Bank either during or after his employment with Promistar or Promistar Bank, except with the prior written consent of the applicable entity of Promistar or Promistar Bank or as required by law; and

     (b) To deliver promptly to Promistar or Promistar Bank on termination of employment of Lauffer all memoranda, notes, records, reports and other documents (and all copies thereof) with respect to any such confidential matters and other proprietary information

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(such as customer lists, supplier lists, etc.) which Lauffer may then possess or have under his control.

9.   Arbitration.
     -----------

     Any disputes hereunder shall be settled by arbitration in Johnstown, Pennsylvania, under the auspices of, and in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. No arbitrator shall have the power of authority to attempt to change the character of such payments, reform this Agreement or to award more to one party or the other than allowed by the Agreement.

10.  Notices.
     -------

     All notices and other communications that are required or may be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:

          If to Promistar:

          Promistar Financial Corporation
          551 Main Street
          Johnstown, Pennsylvania 15901
          Attention: John H. Anderson

          If to Promistar Bank:

          Promistar Bank
          551 Main Street
          Johnstown, Pennsylvania 15901
          Attention: John H. Anderson

          If to FNH:

          FNH Corporation
          98 Wendel Road
          Irwin, Pennsylvania 15642

          If to the Bank:

          First National Bank of Herminie
          98 Wendel Road
          Irwin, Pennsylvania 15642

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

          If to Lauffer:

          James R. Lauffer
          405 Old Route 30
          Irwin, PA 15642

          with a copy to:

          James J. Barnes, Esq.
          Richard D. Rose, Esq.
          Buchanan Ingersoll Professional Corporation
          301 Grant Street

          20th Floor - One Oxford Centre
          Pittsburgh, PA 15219

or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if mailed, 72 hours after deposit in the United States mail.

11.  Miscellaneous.
     -------------

     (a) Except as specifically set forth herein, this Agreement supersedes all prior agreements, arrangements and undertakings, written or oral, relating to the subject matter hereof.

     (b)  After the Effective Time,

          (i) this Agreement shall inure to the benefit of and be binding upon Lauffer, Lauffer's heirs, representatives or estate.

          (ii) this Agreement shall be binding upon and inure to the benefit of Promistar and Promistar Bank and its successors and assigns. Promistar and Promistar Bank shall require any successor (whether direct or indirect, by purchase, conversion of form, merger, consolidation or otherwise) to all or substantially all of the business or assets of Promistar and Promistar Bank, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Promistar and Promistar Bank would be required to perform if no such succession had taken place. As used in this subparagraph, "Bank" shall mean (A) such entity as defined in this Agreement, (B) each parent or subsidiary thereof and (C) any successor, other than a regulatory agency, to the business or any of the assets of Promistar and Promistar Bank which executes and delivers the agreement provided for in this Subsection 11(b)(ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by each of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any

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

provisions hereof shall in no manner affect the right at a later time to enforce such provisions. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach, preceding or succeeding, of any other term or covenant contained in this Agreement.

     (d) In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

     (e) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer to his beneficiary pursuant to the terms of the applicable Lauffer Employment Contract or by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Subsection 11(e) neither Promistar nor Promistar Bank shall have liability to pay any amount so attempted to be assigned or transferred.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of its principles of conflict of laws, except as such laws of the Commonwealth of Pennsylvania may be preempted by the laws of the United States.

     (g) All payments required hereunder shall be made from the general assets of Promistar or Promistar Bank and Lauffer shall have no rights greater than the rights of a general creditor of Promistar or Promistar Bank.

     (h) Promistar and Promistar Bank may withhold from any payment required hereunder such amounts for federal, state and local income tax as Promistar and Promistar Bank, in good faith, determines to be required by applicable laws, provided, however, Promistar and Promistar Bank shall provide Lauffer with notice of the amount so withheld and shall promptly pay over such amounts to the appropriate taxing body.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


ATTEST:                             PROMISTAR


By: /s/ Janet E. Gillen             By: /s/ John H. Anderson
  ------------------------              ---------------------------------------
     Assistant Secretary            Title: Chairman and Chief Executive Officer
                                           ------------------------------------


ATTEST:                             PROMISTAR BANK


By: /s/ Janet E. Gillen             By: /s/ Steven C. Ackmann
  ------------------------              ---------------------------------------
     Assistant Secretary            Title: Chairman, President and Chief
                                           Operating Officer
                                         --------------------------------------

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ATTEST:                             FNH


By /s/ Kerry M. Anthony             By: /s/ Anthony P. Zello, Jr.
  -----------------------------         ------------------------------------
     EVP/C.O.O.                     Title  Vice President, Personnel Officer
                                           ---------------------------------


ATTEST:                             FIRST NATIONAL BANK OF HERMINIE


By /s/ Kerry M. Anthony             By: /s/ Jay A. Miller
  -----------------------------         ------------------------------------
     EVP/C.O.O.                     Title
                                         -----------------------------------

WITNESS:


By /s/ V. David Lavella             By: /s/ James R. Lauffer
  -----------------------------         ------------------------------------
     Secretary                           James Lauffer


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